EXHIBIT 23

Consent of Independent Auditor

We consent to the inclusion in this Registration Statement on Form 8-K of Citizens & Northern Corporation of our report dated March 15, 2019, relating to the consolidated financial statements of Monument Bancorp, Inc., appearing in the current report on Form 8-K filed by Citizens & Northern Corporation on June 17, 2019.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

Cranberry Township, Pennsylvania

June 17, 2019